UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 26, 2008

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 13, 2008, AMERIGROUP Corporation (the "Corporation") announced that its Board of Directors had authorized a stock repurchase program providing for the repurchase of up to one million shares of its common stock, subject to certain limitations. On February 26, 2008, the Corporation entered into a trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the "Act"), to facilitate repurchases of its common stock pursuant to its previously announced stock repurchase program (the "Rule 10b5-1 plan"). The Rule 10b5-1 plan will become effective on April 28, 2008 and expire on January 10, 2009, unless terminated earlier in accordance with its terms. Repurchases may occur pursuant to the Rule 10b5-1 plan until the Corporation has repurchased 600,000 shares of its common stock or shares of common stock equal to $20,000,000, whichever occurs first. The Corporation will repurchase the remaining shares authorized under its stock repurchase program, if at all, through open market purchases in accordance with Rule 10b-18 of the Act or pursuant to additional Rule 10b5-1 plans that it may enter into from time to time in the future. The number of shares to be repurchased and the timing of the repurchases will be based on the level of available cash, limitations imposed by the Corporation's credit agreement and other factors, including market conditions, the terms of any applicable 10b5-1 plans and self-imposed blackout periods.

The Rule 10b5-1 plan allows the Corporation to execute trades during periods when it would ordinarily not be permitted to do so because it may be in possession of material non-public information, because of insider trading laws or self-imposed trading blackout periods. A broker chosen by the Corporation will have the authority, under the prices, terms and limitations set forth in the Rule 10b5-1 plan, including compliance with Rule 10b-18 of the Act, to repurchase shares on the Corporation’s behalf. Because the repurchases under the Rule 10b5-1 plan will be triggered by certain share prices, there is no guarantee as to the exact number of shares that will be repurchased under the Rule 10b5-1 plan, or that there will be any repurchases at all pursuant to the Rule 10b5-1 plan. Further, subject to the rules and regulations of the Act and other applicable laws, the Rule 10b5-1 plan may be suspended or discontinued at any time in a Corporation’s sole discretion.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

February 27, 2008	By:	James W. Truess

Name: James W. Truess
Title: Executive Vice President and Chief Financial Officer